UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 31, 2021

PVH CORP. /DE/

(Exact name of registrant as specified in its charter)
Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
200 MADISON AVENUE, NEW YORK, New York		10016
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (212)-381-3500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
  (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
  (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	PVH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

PVH Corp. (the “Company”) announced on June 2, 2021 that Michael Shaffer, the Company’s Chief Operating and Financial Officer, will leave the Company on September 30, 2021 to pursue other opportunities. Mr. Shaffer will continue to serve as the Company’s principal financial officer to and including September 9, 2021, and will be assisting with the transition of his responsibilities through the end of his employment.

In connection with Mr. Shaffer’s departure, James W. Holmes, the Company’s Senior Vice President and Controller, was appointed on August 31, 2021 to serve as Executive Vice President, Interim Chief Financial Officer and Controller effective September 10, 2021. During the search for Mr. Shaffer’s successor, Mr. Holmes will serve as the Company’s interim principal financial officer, as well as continue as the Company’s principal accounting officer.

Mr. Holmes, age 50, has been a part of the Company’s financial leadership team for over 20 years. He was appointed Senior Vice President and Controller in 2015 to oversee the Company’s accounting and financial reporting functions, along with Corporate Operations and key projects. Mr. Holmes previously served as Vice President and Assistant Corporate Controller beginning in 2006 and held a series of roles of increasing responsibility, including Manager of Financial Reporting and Director of Financial Reporting and Divisional Accounting, after joining the Company in 1995 as a Financial Analyst in Corporate Accounting. Mr. Holmes is an active CPA.

In recognition of Mr. Holmes’ increased responsibilities in connection with the transition of Mr. Shaffer’s responsibilities and in anticipation of Mr. Holmes’ contemplated appointment as the Company’s interim principal financial officer, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved a one-time $750,000 cash bonus payable in two tranches:

•
The first tranche, in the amount of $250,000, was paid in August 2021 in recognition of the increased responsibilities he has assumed in connection with the transition of Mr. Shaffer’s responsibilities.

•
The second tranche, in the amount of $500,000, is payable on or about 100 days after Mr. Shaffer’s replacement has commenced employment with the Company, subject to Mr. Holmes’ appointment as Interim Chief Financial Officer (interim principal financial officer) and in satisfaction of certain qualitative performance criteria as determined by the Committee after consultation with the Company’s Chief Executive Officer and any other applicable officer, as well as his continued employment by the Company on the date of payment.

Other than with respect to the bonus described above, there are no arrangements or understandings between Mr. Holmes and any other person pursuant to which he was appointed as Interim Chief Financial Officer or interim principal financial officer of the Company. There are also no family relationships between Mr. Holmes and any director or executive officer of the Company, and Mr. Holmes has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2021	PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer
Executive Vice President, General Counsel and Secretary